PRICING SUPPLEMENT NO. 116                                        Rule 424(b)(3)
DATED: June 11, 1998                                          File No. 333-43565
(To Prospectus dated January 21, 1998
and Prospectus Supplement dated January 21, 1998)

                                 $7,096,595,162
                         THE BEAR STEARNS COMPANIES INC.
                           MEDIUM-TERM NOTES, SERIES B
             WITH MINIMUM MATURITY OF NINE MONTHS FROM DATE OF ISSUE


Principal Amount:            Floating Rate Notes         Book Entry Notes
$102,000,000                 [x]                         [x]

Original Issue Date:         Fixed Rate Notes            Certificated Notes
June 16, 1998                [_]                         [_]


Maturity Date:               CUSIP#: 073928 DC 4
June 16, 2000

Option to Extend Maturity:   No  [x]

                             Yes [_]   Final Maturity Date:


                                               Optional           Optional
                          Redemption           Repayment          Repayment
Redeemable On             Price(s)             Date(s)            Price(s)
-------------             -----------          ----------         ---------
N/A                       N/A                  N/A                N/A


Applicable Only to Fixed Rate Notes:
-----------------------------------

Interest Rate:

Applicable Only to Floating Rate Notes:
--------------------------------------

Interest Rate Basis:                         Maximum Interest Rate: N/A

[_]         Commercial Paper Rate            Minimum Interest Rate: N/A

[_]         Federal Funds Rate               Interest Reset Date(s): *

[_]         Treasury Rate                    Interest Reset Period: Monthly

[_]         LIBOR Reuters                    Interest Payment Date(s): **

[x]         LIBOR Telerate

[_]         Prime Rate                       Interest Payment Period: Monthly

[_]         CMT Rate


Initial Interest Rate: ***

Index Maturity:  One Month

Spread (plus or minus): +0.10%

------------------------------------
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*        The 16th of each month.

**       The 16th of each month.

*** The one-month LIBOR rate on June 12, 1998 plus 10 basis points.

The distribution of Notes will conform to the requirements set forth in Rule 2720 of the NASD Conduct Rules.


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